Exhibit 10.2

NOTICE REGARDING

COMMERCIAL PURCHASE AND SALE AGREEMENT

THIS NOTICE REGARDING COMMERCIAL PURCHASE AND SALE AGREEMENT (this “Notice”) from MHP Pursuits LLC, a North Carolina limited liability company (“Buyer”), to CHR VIII-PCP MHC Charlotte Dixie, L.L.C., CHR VIII-PCP MHC Charlotte Meadowbrook, L.L.C., CHR VIII-PCP MHC Charlotte Driftwood, L.L.C. (“Seller”) as of this 19th day of November 2021.

Seller and Buyer entered into that certain Purchase and Sale Agreement (the “Agreement”) dated October 19, 2021, for the purchase and sale of certain property known as Dixie, Driftwood, and Meadowbrook (the “Properties”), such Properties being more particularly described in the Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

1. Termination. This Notice shall constitute Buyer’s exercise of its right to terminate the Agreement prior to the expiration of the Due Diligence Period in accordance with Section 1.1.12 of the Agreement.

2. Counterparts. This Notice may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same document. This Notice may be executed by facsimile or electronic mail signature.

BUYER:

MHP Pursuits LLC,
a North Carolina limited liability company

By:	/s/ Adam A. Martin
Name:	Adam A. Martin
Title:	Chief Investment Officer